Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Intersects 12.7% eU3O8 over 7.2 metres,

850 m northeast of Roughrider Deposit

Corpus Christi, TX, August 20, 2024 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report drill results from its Roughrider Project located in Northern Saskatchewan, Canada. Drilling 850 m northeast of the Roughrider Deposit has intersected the best hole to date outside of the resource area on a parallel trend to Roughrider.

●

Exploration Drilling: UEC’s ongoing drill program has intersected basement-hosted uranium mineralization in drill hole RR-940 that grades 6.96% eU3O8 over 13.5 m with a higher-grade sub-interval that grades 12.7% eU3O8 over 7.2 metres. UEC will continue drilling in this area to evaluate the potential for additional resources.

●

Regional drilling benefits from new ANT survey technology: In April of this year, UEC conducted an Ambient Noise Tomography (“ANT”) survey. This new exploration technology is being applied to Roughrider for the first time and has identified new targets along existing exploration corridors.

●	Roughrider next steps: UEC has a three-prong approach to advancing Roughrider,

o	1) continue growing the project’s resources with an additional 25 holes this summer to further investigate the Roughrider north exploration corridor,

o	2) advance the Initial Assessment (“IA”) Technical Report Summary (“TRS”) that is based on the existing project resources, this work is substantially complete and is anticipated in the coming months,

o	3) EA baseline studies, along with community engagement to advance licensing and permitting.

Chris Hamel, Vice President Exploration, Canada stated: “We have accelerated the pace of project work at Roughrider this summer by utilizing three drills and the results thus far have exceeded our expectations. We have been able to successfully follow-up on results that Rio Tinto had intersected northeast of Roughrider with the best hole on the project outside the deposit area. We have intersected uranium mineralization in multiple drill holes between the East and Far East Zones, further demonstrating there is likely continuity between these zones. The north exploration corridor is largely untested and our team, with the help of the ANT survey, has been able to develop priority drill targets along the trend. UEC continues to advance the project on parallel tracks by working on an economic study for the project while also updating the Environmental Assessment baseline work and conducting an aggressive drilling campaign.”

Table 1, outlined below, details the equivalent uranium intersections (eU3O8) from select drill holes from the 2024 summer campaign. Figure 1 shows the immediate Roughrider project area in the Northern part of Athabasca Basin, and Figure 2 illustrates a wider picture of where the Roughrider project is located within the Athabasca Basin.

Table 1: Roughrider Drilling Equivalent Grades

		From (m)	To (m)	Width (m)	Avg. Grade (eU3O8)	Cut-off Grade (eU3O8)	GT
RR-909		244.3	264.8	20.6	0.07	0.05	1.4
		250.3	305.5	55.2	0.52	0.05	28.8
RR-910	incl.	250.3	255.4	5.1	1.63	0.05	8.3
	incl.	297.6	305.5	7.9	2.53	0.05	20.0
RR-913		262.8	310.3	47.5	0.47	0.05	22.1
	incl.	307.8	309.9	2.1	6.81	1.00	14.3
RR-919		304.1	307.1	3.0	2.23	0.05	6.7
	incl.	304.4	306.2	1.8	3.51	1.00	6.3
RR-925		239.8	313.0	73.3	0.11	0.05	7. 8
	incl.	244.3	246.1	1.9	1.83	1.00	3.5
		291.1	300.2	9.1	0.79	0.05	7.2
RR-929	incl.	291.5	292.3	0.8	1.38	1.00	1.1
	incl.	294.2	295.0	0.8	2.76	1.00	2.2
RR-930		282.8	288.4	5.6	0.18	0.05	1.0
		242.2	244.7	2.5	0.094	0.05	0.2
		230.6	231.1	0.5	0.08	0.05	0.0
RR-933		249.9	264.2	14.3	3.00	0.05	42.8
	incl.	251.9	262.2	10.3	4.06	1.00	41.8
	incl.	260.4	260.8	0.4	14.68	10.00	5.9
RR-934		316.2	318.1	1.9	0.22	0.05	0.4
		327.1	328.4	1.3	0.07	0.05	0.1
RR-935		319.1	320.2	1.1	0.05	0.05	0.1
		324.1	327.9	3.8	0.10	0.05	0.4
RR-937		313.8	315.7	1.9	0.64	0.05	1.2
	incl.	314.8	315.4	0.6	1.44	1.00	0.9
RR-938		322.4	323.2	0.8	0.32	0.05	0.3
		271.1	284.6	13.5	6.96	0.05	93.9
RR-940	incl.	271.2	283.4	12.2	7.69	0.10	93.8
	incl.	273.2	280.4	7.2	12.71	1.00	91.5
	incl.	281.9	282.5	0.6	1.99	1.00	1.2
		270.8	281.3	10.5	3.17	0.05	33.2
RR-945	incl.	271.7	280.8	9.1	3.61	1.00	32.9
	incl.	273.6	273.9	0.3	10.62	10.00	3.2
	incl.	277.6	278.2	0.6	15.18	10.00	9.1
RR-948		292.4	293.5	1.1	0.62	0.05	0.7
	incl.	292.9	293.1	0.2	1.10	1.00	0.2
		255.6	261.6	6.0	0.14	0.05	0.8
RR-949-1	incl.	255.6	257.3	1.7	0.14	0.05	0.2
	incl.	259.8	261.6	1.8	0.33	0.05	0.6
RR-950		266.7	268.1	1.4	0.27	0.05	0.4

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometres. The unique geology of the Athabasca Basin often results in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association, the Athabasca Basin was responsible for producing 15% of the world’s uranium production in 2022.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks. Uranium can be found at the interface, known as the unconformity, or up to several hundreds of metres below the unconformity surface in the underlying basement rock and fault structures.

The uranium concentrations in the holes presented above from the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, were determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes lowered down into the hole. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole. The radiometric equivalent grade of uranium oxide (eU3O8) is then calculated.

The standard and shielded probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon, Saskatchewan, and the Hi-Flux probes are calibrated at Alpha Nuclear in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice used by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Due to a process called ‘saturation’ that occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes, it can sometimes be difficult to accurately determine radiometric equivalent grades in high-grade intervals.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at SRC’s Geoanalytical Laboratory in Saskatoon, with results expected in the coming weeks.

About the Roughrider Uranium Project

The Roughrider Project is a uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The project is located approximately 13 kilometres west of Orano’s McClean Lake Mill, near UEC’s existing Athabasca Basin properties. The depth to mineralization at the project is approximately 200 m and hosted primarily in the basement rocks below the unconformity.

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada, who is a Qualified Person for the purposes of SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) uranium projects in the United States and high-grade conventional projects in Canada. The Company has one producing ISR production hub and spoke platform in Wyoming and one ISR production-ready ISR hub and spoke platform located in South Texas. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major licenses and permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Figure 1: Roughrider Location Map

105°W
104°W
104°W
59°N
58°N
Roughrider Project
Wolly Project
McClean Lake Mill
Eagle Point
Collins Bay
Sue
Rabbit Lake Mill
Horseshoe Deposit
Raven Deposit
RoughRider Deposit
Waterfound Project
Legend :
Uranium
Co - Ni Deposits
Access Road to RoughRider
Trails
RoughRider
Other UEC Athabasca Project
UEC Ownership through JCU
Athabasca Basin
Cigar Lake
Hidden Bay Project
West Bear Project
Westebear Uranium and Co - Ni Deposit
0
7.5
15 km

Figure 2: Athabasca Project Map

Cornell Portage
Uranium City
Lake Athabasca
Fond du Lac
Stony Rapids
Black Lake
Alberta
Saskatchewan
Athabasca Basin
BRANDER LAKE
ERICA
ALEXANDRA
SHEA CREEK
BEATTY RIVER
WATERFOUND
ROUGHRIDER
HIDDEN BAY
HORSESHOE & RAVEN
WEST BEAR
CHRISTIE LAKE
CANDLE LAKE
MILLENNIUM
WHEELER RIVER
MOORE
DIABASE
KEY WEST
MOON LAKE
UCHRICH
Legend
Uranium Deposit
Producing Mine
Past-Producing Mine with Resources
Provincial Highway
Athabasca Basin Boundary
Kilometers
UEC

For additional information, please contact:

Uranium Energy Corp. – Investor Relations

Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.